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                         [LETTERHEAD OF ERNST & YOUNG]

                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Octel Corp. Company Share Option Plan, the Octel Corp. Savings -- Related Stock Plan and the Octel Corp. Non Employee Directors' Stock Option Plan, of our report dated April 4, 1998 which appears as Exhibit
13.2 of the Octel Corp. Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
Indianapolis, Indiana
July 21, 2000


        Ernst & Young LLP is a member of Ernst & Young International, Ltd.